UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Rule 14a-12

Infinity Energy Resources, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee: (Check the appropriate box):

[X]   No fee required

[  ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders of Infinity Energy Resources, Inc. To Be Held on Wednesday, October 13, 2021 at 10:00 a.m., CENTRAL DAylight TIME, AT 15612 College BlVD., Lenexa, KS 66219.

Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Infinity Resources, Inc. (the “Company”) are available on the Internet.

This communication is not a form of voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may access the following proxy materials at www.infyoilandgas.com:

1.	Notice of the 2021 Annual Meeting of Stockholders;

2.	Company’s 2021 Proxy Statement;

3.	Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

4.	Proxy Card.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before October 1, 2021 to facilitate timely delivery. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the 2021 Annual Meeting of Stockholders.

The Annual Meeting will be held on Wednesday, October 13, 2021 at 10:00 a.m., Central Daylight Time, at 15612 College Boulevard, Lenexa, KS 66219. Only shareholders who owned shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and/or Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) at the close of business on the record date, August 24, 2021 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

We are asking our stockholders to vote on the following proposals at the Annual Meeting:

1.	Election of three members to the Board of Directors named in the Proxy Statement for a term of one year or until each of their successors has been elected and qualified or until their earlier resignation or removal.

2.	Approval of an amendment to the Company’s Certificate of Incorporation, as amended, removing the provision providing that any action taken by the stockholders by written consent in lieu of a meeting requires that all of the Company’s stockholders entitled to vote on such action consent in writing thereto (the “Stockholder Written Consent Amendment Proposal”).

3.	Approval of an amendment to the Company’s Certificate of Incorporation, as amended, increasing the Company’s authorized shares of common stock from 75,000,000 shares to 500,000,000 shares (the “Share Increase Proposal”).

4.	Approval of an amendment an amendment to the Company’s Certificate of Incorporation, as amended, changing the Company’s name to American Noble Gas, Inc. (the “Name Change Proposal”).

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5.	Approval of the adoption of the Company’s 2021 Stock Option and Restricted Stock Plan (the “2021 Plan Proposal”).

6.	Ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

7.	Approval of a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal”).

8.	Approval of a non-binding advisory proposal on the frequency of the stockholder advisory vote on executive compensation (the “Say-on-Pay Frequency Proposal”).

9.	Such other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote FOR the election of the three nominees to the Board of Directors, FOR Proposals 2, 3, 4, 5, 6 and 7 and every “3 YEARS” for Proposal 8.

You may access your proxy materials and proxy card online by going to our Company website: www.IFNYOILANDGAS.com.

If you held your shares in certificate or book entry form as of August 24, 2021 (the Record Date), please contact Infinity Shareholder Relations at 913-232-5349 or Info@IFNYOILANDGAS.com.

If you held your shares as of the Record Date through a brokerage account, please contact your broker to obtain your 16-digit control number. Once you obtain your 16-digit control number, you can then request paper copies online at www.proxyvote.com, by a toll-free call to 800-579-1639, or by e-mail to: sendmaterial@proxyvote.com. If requesting materials online or by telephone, simply provide your 16-digit control number and follow the instructions to receive paper copies. If requesting materials by e-mail, simply send a blank e-mail with your 16-digit control number in the subject line. No personal information other than the identification or 16-digit control number is necessary to execute a proxy.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to Info@IFNYOILANDGAS.com, calling 913-232-5349, or by making a request online at www.IFNYOILANDGAS.com.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.IFNYOILANDGAS.com.

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